Exhibit 24

                            LIMITED POWER OF ATTORNEY

         Know all by these presents, that the undersigned hereby constitutes and appoints each of Roy O. Estridge, Wendi Johnson, Thomas G. Reddy and Venrice R. Palmer, signing singly, the undersigned's true and lawful attorney-in-fact to:

         (1) apply for all codes, passwords, passphrases and similar identifying indicia, and all amendments, revisions, renewals, updates and substitutes therefor, applicable to persons making electronic filing with the United States Securities and Exchange Commission ("SEC"); and, execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Valley Commerce Bancorp (the "Company"), Forms 3, 4, and 5, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company, or similar forms used by the SEC in the future, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

         (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or such other forms or reports, or similar forms used by the SEC in the future, complete and execute any amendment or amendments thereto, and file such form or report with the SEC and any stock exchange or similar authority; and

         (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.


         The undersigned confirms that the undersigned has authorized and designated Francis W. Sarena to execute and file on the undersigned's behalf all Forms ID, 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the SEC which authority continues until May 1, 2006.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's legal or other responsibilities, including compliance with Section 16 of the Securities Exchange Act of 1934, as amended, or the rules of the SEC.

         This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, or similar forms used by the SEC in the future, with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 25th day of April, 2006.


                                                   /s/ Russell F. Hurley
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                                                         Signature

                                                      Russell F. Hurley
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                                                         Print Name